                                                                     EXHIBIT 4.5

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

REGISTERED                  CUSIP NO.:                   PRINCIPAL AMOUNT
No. FXR-_____               __________                          $____________

                 KEYSTONE FINANCIAL MID-ATLANTIC FUNDING CORP.

                                MEDIUM-TERM NOTE
                           (Subordinated Fixed Rate)

       Payment of Principal, Premium, if any, and Interest Guaranteed by
                            KEYSTONE FINANCIAL,INC.



ORIGINAL ISSUE DATE:             INTEREST RATE: %    STATED MATURITY DATE

INTEREST PAYMENT DATE(S)       DEFAULT RATE: %
[ ] January 15 and July 15
[ ] Other
INITIAL REDEMPTION DATE:       INITIAL REDEMPTION    ANNUAL REDEMPTION
                               PERCENTAGE:  %        PERCENTAGE
                                                     REDUCTION: %
OPTIONAL REPAYMENT DATE(S):    [ ]  CHECK IF AN
                               ORIGINAL ISSUE
                               DISCOUNT NOTE
                               Issue Price: %

DENOMINATION:                  SPECIFIED CURRENCY:   AUTHORIZED EXCHANGE
[ ] United States dollars      [ ] $100,000 and      RATE AGENT:
[ ] Other:                     integral
                               multiples of
                               $1,000 in excess
                               thereof
                               [ ] Other:

ADDENDUM ATTACHED              OTHER/ADDITIONAL
[ ] Yes                        PROVISIONS:
[ ] No

     Keystone Financial Mid-Atlantic Funding Corp., a Pennsylvania corporation (the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal sum of ___________________________________
________________________________________ DOLLARS on the Stated Maturity Date
specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, semiannually on January 15 and June 15 (each, an "Interest Payment Date") in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue Date, to the Holder (as defined below) of such Note on the Regular Record Date with respect to such Interest Payment Date, and on the Stated Maturity Date shown above (or any Redemption Date as defined on the reverse hereof or any Holder's Optional Repayment Date with respect to which such option has been exercised, each such Stated Maturity Date, Redemption Date and Optional Repayment Date being herein referred to as a "Maturity-Date" with respect to the principal repayable on such date). Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, until the principal hereof has been paid or duly made available for payment. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day (as defined below), principal, premium, if any, and interest, if any, payable with respect to such Maturity Date or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest on each payment shall accrue for the period from and after such Maturity Date or Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person (the "Holder") in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date, which shall be the January 1 or June 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however,
                                                            --------  -------
that interest payable on the Maturity Date will be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture (as defined on the reverse hereof).

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York or the Commonwealth of Pennsylvania; provided, however, that if
                                                      --------  -------
the Specified Currency is other than United States dollars and any payment is to be made in the Specified Currency in accordance with the provisions hereof, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, in the case of European Currency Units ("ECU"), is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market). "Principal Financial Center" means the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECU, the "Principal Financial Center" shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

     Payment of the principal of, premium, if any, and interest, if any, on, this Note will be made in immediately available funds at the corporate trust office of Bankers Trust Company (the "Paying Agent") in the Borough of Manhattan, The City of New York, or at such other agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that if the Specified Currency specified above is other than
--------  -------
United States dollars and such payment is to be made in the Specified Currency in accordance with the provisions set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the holder hereof at least 15 calendar days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed repayment election form) is presented and surrendered at the aforementioned office of the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest on any Interest Payment Date other than the Maturity Date may be made at the option of the Company by check mailed to the address of the Holder as such address shall appear in the Security Register; provided, however, that a Holder of not less
                                 --------  -------
than $10,000,000 aggregate principal amount (or, if the Specified Currency is other than United States dollars, the equivalent thereof in the Specified Currency) of the Notes (whether having identical or different terms and provisions) may, by written notice to the Paying Agent at its corporate trust office in The City of New York (or at such other address as the Company shall give notice in writing) on or before the Regular Record Date preceding an Interest Payment Date, arrange to have the interest payable on all Notes held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Paying Agent, made by wire transfer of immediately available funds to an account maintained at a bank in The City of New York (or other bank consented to by the Company, which consent may not be unreasonably withheld) as such Holder shall have designated; provided that such bank has appropriate facilities therefor. Notwithstanding the preceding sentence, payments of principal of, and premiums, if any, and interest, if any, on, any Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Paying Agent from the Holder hereof not less than one Business Day prior to such Maturity Date and (ii) presentation of this Note at the corporate trust office of the Paying Agent in the Borough of Manhattan, The City of New York or at such other office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York.

     The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than United States dollars, except as otherwise provided below, any such amounts so payable by the Company will be converted by the Exchange Rate Agent specified above into United States dollars for payment to the holder of this Note.

     If the Specified Currency is other than United States dollars, the holder of this Note may elect to receive such amounts in such Specified Currency. If the holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency, any United States dollar amount to be received by the holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

     If the Specified Currency is other than United States dollars, the holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency by submitting a written request for such payment to the Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

     If the Specified Currency is other than United States dollars or a composite currency and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency and if the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof. The "Market Exchange Rate" for the Specified Currency means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars will not constitute an Event of Default (as defined in the Indenture).

     If the Specified Currency is a composite currency and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this
Note in the Specified Currency and if such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, then the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars. The amount of each payment in United States dollars shall be computed by the Exchange Rate Agent on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified on the face hereof.

     If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this Note.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions."

     Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

[SEAL]                            KEYSTONE FINANCIAL MID-ATLANTIC FUNDING CORP.


                                  By: _________________________
                                      Name:
                                      Title:

Attest:


By: ___________________________
   Name:
   Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein, issued under the Indenture described herein.

BANKERS TRUST COMPANY,
as Trustee


By: ________________________
     Authorized Signatory

                               [REVERSE OF NOTE]

                 KEYSTONE FINANCIAL MID-ATLANTIC FUNDING CORP.

                                MEDIUM-TERM NOTE
                           (Subordinated Fixed Rate)

     This Medium-Term Note is one of a duly authorized series of Securities (the "Securities") of the Company issued and to be issued under a Subordinated Indenture, dated as of April __, 1997 (the "Indenture"), among the Company, the Guarantor (as defined below) and Bankers Trust Company, as Trustee (the "Trustee", which term shall include any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Medium-Term Notes (the "Notes") may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

     The payment of principal of and premium, if any, and interest (including any Additional Amounts payable in respect thereof) on this Note is expressly subordinated and subject in right of payment, as provided in the Indenture, to the prior payment of any and all Senior Company Indebtedness, as defined in the Indenture, and this Note is subject to such provisions, and each Holder of this Note, by accepting the same, agrees, expressly for the benefit of present and future holders of Senior Company Indebtedness, whether now or hereafter outstanding, to and shall be bound by such provisions.

     This Note may be subject to repayment at the option of the Holder on the Optional Repayment Date(s), if any, indicated on the face hereof. If no Optional Repayment Dates are set forth on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $100,000) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid together with accrued interest thereon payable to the applicable Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Paying Agent at its corporate trust office in the Borough of Manhattan, The City of New York, or at such other place or places as the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the applicable Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

     This Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified on the face hereof (each such date fixed for redemption, a "Redemption Date"). If no Initial Redemption Date is set forth on the face hereof, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $100,000) at the option of the Company at the applicable Redemption Price referred to below together with accrued interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     If this Note is redeemable at the option of the Company, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the face hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of
(1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this
Note is referred to herein as the "Discount."

      For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Date or the Maturity Date, as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     Except as may be provided in the Indenture, if an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor, and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     The Guarantor, or a Subsidiary (as defined in the Indenture) thereof, may directly assume, by a supplemental indenture, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on, all of the Securities, in which case the Company shall be released from its liability as obligor on the Securities.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the corporate trust office of Bankers Trust Company, as Security Registrar, in the Borough of Manhattan, The City of New York or at such other agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in minimum denominations of $100,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain
limitations therein set forth, the Notes are exchangeable for a like   aggregate
principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer or exchange, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Guarantor, the Trustee nor any agent thereof shall be affected by notice to the contrary.

     The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in such State.

     All terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

                     GUARANTEE OF KEYSTONE FINANCIAL, INC.

     For value received, Keystone Financial, Inc., a Pennsylvania corporation (the "Guarantor"), hereby unconditionally guarantees to the Holder of this Note the due and punctual payment of the principal of, and premium, if any, and interest, if any, on (including any Additional Amounts payable in respect thereof), this Note when and as the same shall become due and payable, whether at the Stated Maturity Date or upon acceleration, redemption, repayment or otherwise, according to the terms of the Indenture. In case of the failure of the Company punctually to make any such payment of principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity Date or upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Company.

     The payment of principal of and premium, if any, and interest (including any Additional Amounts payable in respect thereof) on the Notes under the Guarantee is expressly subordinated and subject in right of payment, as provided in the Indenture, to the prior payment of any and all Senior Guarantor Indebtedness, as defined in the Indenture, and this Guarantee and the related Note are subject to such provisions, and each Holder of the Notes, by accepting the same, agrees, expressly for the benefit of present and future holders of Senior Guarantor Indebtedness, whether now or hereafter outstanding, to and shall be bound by such provisions.

     The Guarantor hereby agrees that its obligations under this Guarantee shall be as principal and not merely as surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of this Note or the Indenture, any failure to enforce the provisions of this Note or the Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of this Note or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to this Note or the indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, and premium, if any, and interest, if any, on, this Note and the complete performance of all other obligations contained herein.

     The Guarantor shall be subrogated to all rights of the Holder of this Note against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that
                                                        --------  -------
the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until payment in full of the principal of, and premium, if any, and interest, if any, on, the Note and the complete performance of all other obligations contained herein.

     Subject to the next following paragraph, the Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the same the valid obligation of the Guarantor have been done and performed and have happened in due compliance with all applicable laws.

     Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers, this Guarantee shall not be valid or obligatory for any purposes.

     This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed in facsimile by its duly authorized officer under its corporate seal.

Dated:___________________


[SEAL]

                                    KEYSTONE FINANCIAL, INC.


                                    By: _______________________
                                       Name:
                                       Title:

Attest:


By: ________________________
   Name:
   Title:

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at_______________________________________

_______________________________________________________
     (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, the Paying Agent must receive at its corporate trust office in The City of New York, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $100,000 or an integral multiple of $1,000 in excess thereof (or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): $ __________________.


Dated: _____________     _______________________________________
                         NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common      UNIF GIFT MIN ACT - ______ Custodian _____
TEN ENT - as tenants by the entireties                (Cust)           (Minor)
JT TEN  - as joint tenants with right of         under Uniform Gifts to Minors
        survivorship and not as tenants           Act_____________________
        in common                                                    (State)

       Additional abbreviations may also be used though not in the above list.


                       __________________________________

                                   ASSIGNMENT


 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
          OTHER
IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------
|                              |
|______________________________|______________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

______________________________________________________________________________
this Note and all rights thereunder hereby irrevocably constituting and appointing

____________________________________________________________________ Attorney to
transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:_____________________           _______________________________________

                                      _______________________________________
                                    Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, with out alteration or enlargement or any change whatsoever.